SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2012

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11200 Rockville Pike, Suite 310, Rockville, MD 20852

(Address of principal executive offices) (Zip Code)

(301) 287-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 22, 2012, EDGAR Online, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 21, 2012, with R.R. Donnelley & Sons Company (“RRD”), and Leo Acquisition Sub, Inc., a wholly-owned subsidiary of RRD (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of RRD.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s Series B Preferred Stock (“Series B Stock”), Series C Preferred Stock (“Series C Stock”) and common stock (“Common Stock”, and together with the Series B Stock and Series C Stock, the “Company Stock”) issued and outstanding immediately prior to such time (except for those owned by RRD, Merger Sub, the Company or any of their respective subsidiaries or held by the Company in treasury) shall be automatically cancelled and converted into the right to receive $171.875, $158.790, and $1.092, in cash, respectively, without interest (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement.

Each outstanding stock option of the Company, whether vested or unvested, will be cancelled and each holder thereof will either be (i) entitled to receive in consideration for such cancellation of each vested or unvested stock option, an amount equal to $1.092, the Merger Consideration payable for a share of Common Stock, multiplied by the number of shares of Common Stock issuable upon exercise of such stock option, minus the aggregate exercise price for the Common Stock issuable upon exercise of such stock option (the “Option Consideration”), or (ii) cancelled without any present or future right to receive any portion of the Merger Consideration. The Option Consideration will only be payable if, when and to the extent it is greater than $0.

The Merger Agreement was approved by a unanimous vote of the Company’s board of directors (the “Company Board”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Company Board (the “Special Committee”). In connection with the Company Board’s approval, Oppenheimer & Co. Inc. rendered its opinion to the Company Board that, as of the date of the opinion and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by holders of shares of Common Stock is fair, from a financial point of view, to such holders.

Completion of the Merger is subject to a number of customary closing conditions, including obtaining regulatory approvals and the approval of the stockholders of the Company.

The Company and RRD have made customary representations, warranties and covenants in the Merger Agreement, including covenants made by the Company not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning an alternative transaction, provide confidential information in connection with an alternative transaction, or change or withdraw its recommendation to Company stockholders of the Merger and Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and RRD and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay RRD a termination fee of $2.75 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Voting Agreements

In connection with the Merger Agreement, RRD and the Company entered into a Voting Agreement (the “Series C Voting Agreements”), with each of Draper Associates, L.P., The Meteor Group LLC, Draper Fisher Jurvetson Partners VIII, LLC and Draper Fisher Jurvetson Fund VIII, L.P. (collectively, the “Series C Holders”). The shares of Company Stock outstanding that are beneficially owned by the Series C Holders and that are subject to the Series C Voting Agreements represent, in the aggregate, approximately 14.2% of the sum of the outstanding shares of the Common Stock as of May 18, 2012, including on an as-converted basis the number of shares of Common Stock into which the Series B Stock and Series C Stock were convertible as of such date, the last trading day prior to the execution of the Merger Agreement.

In connection with the Merger Agreement, RRD and the Company also entered into a Voting Agreement (the “Bain Voting Agreement,” and, collectively with the Series C Voting Agreements, the “Voting Agreements”), with Bain Capital Ventures Integral Investors LLC (“Bain”, and together with the Series C Holders, the “Investors”). The shares of Company Stock outstanding that are beneficially owned by Bain and that are subject to the Bain Voting Agreement represent, in the aggregate, approximately 24.6 % of the outstanding shares of the sum of the outstanding shares of the Company Stock as of May 18, 2012, including on an as-converted basis the number of shares of Common Stock into which the Series B Stock and Series C Stock were convertible as of such date, the last trading day prior to the execution of the Merger Agreement. Under the terms of the Series B Stock, the holders of the Series B Stock may not, unless the Company obtains in advance the requisite approval of its holders of Common Stock to comply with the applicable rules of the Nasdaq Capital Market, vote a number of shares of Common Stock, on an as-converted basis, in excess of 19.9% of all the then-issued and outstanding shares of the Company’s voting power.

Under the terms of the Voting Agreements, each Investor, among other things, has agreed to vote, and has irrevocably appointed RRD as its proxy to vote, all shares of the Company Stock held by such stockholder at any meeting of (or action by written consent taken by) stockholders of the Company (A) in favor of the adoption of the Merger Agreement, (B) against any action or agreement submitted for the vote or written consent of stockholders of the Company that the Investor has actual knowledge is in opposition to, or competitive or inconsistent with, the Merger; (C) against any Acquisition Proposal (as such term is defined in the Merger Agreement); and (D) to the extent reasonably requested by RRD, against any other action, agreement or transaction submitted for the vote or written consent of stockholders of the Company that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger.

The Investors also have agreed, among other things, (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company Stock; and (ii) not to exercise any rights of appraisal or any dissenters’ rights that the Investor may have or could potentially have or acquire in connection with the Merger.

The Voting Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the effectiveness of any amendment to, or waiver by the Company, RRD or Merger Sub of any provision of, the Merger Agreement that would reasonably be expected to reduce the amount, materially delay receipt by an Investor, or change the form of, an Investor’s share of the Merger Consideration.

Pursuant to the Bain Voting Agreement, the Company agreed to reimburse Bain for up to an aggregate of $25,000 of Bain’s documented costs and expenses (including all reasonable fees and expenses of counsel) incurred by Bain directly or indirectly in connection with the Bain Voting Agreement.

In connection with the Merger Agreement, each of the Investors, being holders of all of the outstanding shares of Series B Stock and a majority of the Series C Stock, approved and adopted resolutions consenting to the execution, delivery and performance by the Company of the Merger Agreement and the Merger.

The foregoing summary of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Series C Voting Agreements and the form of the Bain Voting Agreement, which are attached hereto as Exhibits 99.2 and 99.3, respectively and are incorporated by reference into this Current Report on Form 8-K.

Transition Support Agreement

In connection with the Merger Agreement, the Company entered into a Transition Support Agreement with RRD (the “Transition Support Agreement”). Pursuant to the Transition Support Agreement, the Company agreed to (a) grant to RRD a world-wide, nonexclusive and non-transferable license to access and Use (as defined in the Transition Support Agreement) the Company’s Xcelerate® system, subject to certain restrictions, (b) provide to RRD certain Hosting Services (as defined in the Transition Support Agreement) and (c) provide to RRD certain support, training and consulting services. As consideration for the foregoing, RRD is obligated to pay to the Company the fees specified in the Transition Services Agreement.

The Transition Support Agreement has an initial term that ends June 1, 2013, and the term will automatically renew for successive one year terms unless either party provide notice of non-renewal not less than six (6) months prior to the end of the initial term (or any renewal term, as the case may be). Each of the Company and RRD have the right to terminate the Transition Support agreement upon the occurrence of (a) a breach by the other party that, if capable of being cured, is not cured within thirty (30) days after the non defaulting party gives the defaulting party written notice of such breach; or (b) a party terminates its business activities or becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority. The termination of the Merger Agreement for any reason will have no effect on the Transition Support Agreement, which will remain in full force and effect in the event of a termination of the Merger Agreement, but only if RRD has made during the initial term, or, at the time of the termination of the Merger Agreement commits to making, during the initial term, a total, cumulative amount equal to not less than 800 XBRL filings (or the dollar value thereof) with the SEC using the Software in accordance with the terms of the Transition Support Agreement. If RRD has not made this number, or is unwilling to commit to the number subsequent to the termination of the Merger Agreement, then the Company may terminate the Transition Support Agreement for convenience, upon thirty (30) days written notice to RRD.

The foregoing summary of the Transition Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Transition Support Agreement, which is attached hereto as Exhibit 99.4 and is incorporated by reference into this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including the Company’s statements relating to the anticipated effects of the proposed Merger and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that the Company’s stockholders may not approve the Merger and that the regulatory approvals and any other required approvals in connection with the Merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of the Company’s 2011 Annual Report on Form 10-K filed with the SEC on March 13, 2012, as amended on April 30, 2012.

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for the Company to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, the Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE

ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to stockholders of the Company. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the Company’s other filings with the SEC may also be obtained from the Company by directing a request to the Company at 11200 Rockville Pike, Suite 310, Rockville, Maryland 20852; Attention: David Price, CFO, or by calling 301-287-0300.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from the Company’s stockholders in favor of the proposed Merger. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012, as amended on April 30, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Robert J. Farrell, the Company’s President and Chief Executive Officer, as well as a member of the Company Board, is party to an Employment Agreement with the Company, dated March 1, 2011 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Farrell is entitled, upon a Change of Control of the Company (as such term is defined in the Employment Agreement), to receive, among other things, a grant of 229,887 restricted shares of the Company’s Common Stock due to him (if any) for the fiscal year in which the Change of Control occurs, which grant is to be granted to Mr. Farrell on the date of such Change of Control and consist of immediately vested shares upon issuance (the “SOP Grant”).

In connection with the Merger, which would constitute a “Change of Control” as such term is defined in the Employment Agreement, Mr. Farrell would be entitled to receive the SOP Grant due to Mr. Farrell on December 31, 2012 (the “Referenced SOP Grant”). On May 21, 2012, in connection with the Company entering into the Merger Agreement, Mr. Farrell executed and delivered a waiver of the Referenced SOP Grant in connection with the Merger.

The foregoing summary is qualified in its entirety by reference to the complete text of the Employment Agreement, filed as an exhibit to the Company’s Current Report on Form 8-K filed March 8, 2011, which is incorporated by reference into this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On May 22, 2012, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 22, 2012, by and among EDGAR Online, Inc., R.R. Donnelley & Sons Company and Leo Acquisition Sub, Inc.

99.1	Press Release announcing the Agreement and Plan of Merger.

99.2	Form of Voting Agreement entered into by and among EDGAR Online, Inc., R.R. Donnelley & Sons Company and each of the following stockholders of EDGAR Online, Inc.: Draper Associates, L.P., The Meteor Group LLC, Draper Fisher Jurvetson Partners VIII, LLC and Draper Fisher Jurvetson Fund VIII, L.P.

99.3	Form of Voting Agreement entered into by and among EDGAR Online, Inc., R.R. Donnelley & Sons Company and Bain Capital Ventures Integral Investors LLC

99.4*	Transition Support Agreement entered into by and between EDGAR Online, Inc. and R.R. Donnelley & Sons Company

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

Date: May 23, 2012	By:	/s/ David Price
David Price, CFO and COO

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 22, 2012, by and among EDGAR Online, Inc., R.R. Donnelley & Sons Company and Leo Acquisition Sub, Inc.

99.1	Press Release announcing the Agreement and Plan of Merger.

99.2	Form of Voting Agreement entered into by and among EDGAR Online, Inc., R.R. Donnelley & Sons Company and each of the following stockholders of EDGAR Online, Inc.: Draper Associates, L.P., The Meteor Group LLC, Draper Fisher Jurvetson Partners VIII, LLC and Draper Fisher Jurvetson Fund VIII, L.P.

99.3	Form of Voting Agreement entered into by and among EDGAR Online, Inc., R.R. Donnelley & Sons Company and Bain Capital Ventures Integral Investors LLC

99.4*	Transition Support Agreement entered into by and between EDGAR Online, Inc. and R.R. Donnelley & Sons Company

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.